Index and ETF options

Name of Underlying Instrument	Option Symbol	Underlying Symbol
BMO Dow Jones Canada Titans 60 Index ETF	ZCN	ZCN
Claymore Global Agriculture ETF	COW	COW
Claymore Gold Bullion ETF	CGL	CGL
Claymore Natural Gas Commodity ETF	GAS	GAS
Horizons BetaPro NYMEX Crude Oil Bear Plus Fund	HOD	HOD
Horizons BetaPro NYMEX Crude Oil Bull Plus Fund	HOU	HOU
Horizons BetaPro NYMEX Natural Gas Bear Plus Fund	HND	HND
Horizons BetaPro NYMEX Natural Gas Bull Plus Fund	HNU	HNU
Horizons BetaPro S&P/TSX 60 Bear Plus Fund	HXD	HXD
Horizons BetaPro S&P/TSX 60 Bull Plus Fund	HXU	HXU
Horizons BetaPro S&P/TSX Capped Energy Bear Plus ETF	HED	HED
Horizons BetaPro S&P/TSX Capped Energy Bull Plus Fund	HEU	HEU
Horizons BetaPro S&P/TSX Capped Financials Bear Plus Fund	HFD	HFD
Horizons BetaPro S&P/TSX Capped Financials Bull Plus Fund	HFU	HFU
Horizons BetaPro S&P/TSX Global Gold Bear Plus Fund	HGD - HGD1	HGD - HGD1
Horizons BetaPro S&P/TSX Global Gold Bull Plus Fund	HGU	HGU
iShares DEX All Corporate Bond Index Fund	XCB	XCB
iShares DEX Short Term Bond Index Fund	XSB	XSB
iShares Dow Jones Canada Select Dividend Index Fund	XDV	XDV
iShares MSCI EAFE Index Fund (CAD-Hedged)	XIN	XIN
iShares S&P 500 Index Fund (CAD-Hedged)	XSP	XSP
iShares S&P/TSX 60 Index Fund	XIU *	XIU
iShares S&P/TSX Capped Composite Index Fund	XIC	XIC
iShares S&P/TSX Capped Energy Index Fund	XEG *	XEG
iShares S&P/TSX Capped Financials Index Fund	XFN	XFN

iShares S&P/TSX Capped Information Technology Index Fund	XIT	XIT
iShares S&P/TSX Capped Materials Index Fund	XMA	XMA
iShares S&P/TSX Capped REIT Index Fund	XRE	XRE
iShares S&P/TSX Global Gold Index Fund	XGD *	XGD
S&P/TSX 60 Index Options	SXO	TX60
Advantage Oil & Gas Ltd.	AAV	AAV
Aecon Group Inc.	ARE	ARE
AGF Management Ltd.	AGF	AGF.B
Agnico-Eagle Mines Limited	AEM	AEM
Agrium Inc.	AGU *	AGU
Alamos Gold Inc.	AGI	AGI
Alimentation Couche Tard Inc.	ATD	ATD.B
Allied Nevada Gold Corp.	ANV	ANV
ARC Energy Trust	AET	AETu
Astral Media Inc.	ACM	ACM.A
Athabasca Oil Sands Corp.	ATH	ATH
Athabasca Potash Inc. Please refer to circular no. 028-10.	API1	API1
Atlantic Power Corporation	ATP	ATP
ATS Automation Tooling Systems Inc.	ATA	ATA
Aurizon Mines Ltd.	ARZ	ARZ
Ballard Power Systems Inc.	BLD	BLD
Bank of Montreal	BMO *	BMO
Bank of Nova Scotia (The)	BNS *	BNS
Bankers Petroleum Ltd.	BNK	BNK
Barrick Gold Corporation	ABX *	ABX
BCE Inc.	BCE *	BCE
Biovail Corporation	BVF	BVF
Birchcliff Energy Limited	BIR	BIR
Bombardier Inc.	BBD *	BBD.B
Brookfield Asset Man. Inc. Cl. A	BAM	BAM.A
Brookfield Properties Corp.	BPO	BPO
CAE Inc.	CAE	CAE
Calloway Real Estate Investment Trust	CWT	CWTu
Cameco Corporation	CCO *	CCO

Canadian Apartment Properties Real Estate Investment Trust	CAR	CARu
Canadian Imperial Bank of Commerce	CM *	CM
Canadian National Railway Company	CNR *	CNR
Canadian Natural Resources Limited	CNQ *	CNQ
Canadian Oil Sands Trust	COS	COSu
Canadian Pacific Railway Limited	CP	CP
Canadian Tire Corp. Ltd	CTC	CTC.A
Canadian Utilities	CU	CU
Canadian Western Bank	CWB	CWB
Canfor Corporation	CFP	CFP
Capital Power Corporation	CPX	CPX
Cascades Inc.	CAS	CAS
Celestica Inc.	CLS *	CLS
Celtic Exploration Ltd.	CLT	CLT
Cenovus Energy Inc.	CVE	CVE
Centerra Gold Inc.	CG *	CG
CGI Inc. (Group)	GIB	GIB.A
Chartwell Seniors Housing Real Estate Investment Trust	CSH	CSHu
CI Financial Inc.	CIX	CIX
Coeur d'Alene Mines Corporation	CDM	CDM
Cogeco Cable Inc.	CCA	CCA
Colossus Minerals Inc.	CSI	CSI
Consolidated Thompson Iron Mines Ltd.	CLM	CLM
Corriente Resources Inc.	CTQ	CTQ
CORUS Entertainment Inc.	CJR	CJR.B
Cott Corp.	BCB	BCB
Crescent Point Energy Corp.	CPG	CPG
Crew Energy Incorporated	CR	CR
Daylight Energy Ltd.	DAY	DAY
Detour Gold Corp.	DGC	DGC
Dollarama Inc.	DOL	DOL
Domtar Corporation	UFS	UFS
DragonWave Inc.	DWI	DWI
Eldorado Gold Corp.	ELD	ELD
Emera Inc.	EMA	EMA
Enbridge Inc.	ENB	ENB

EnCana Corporation	ECA *	ECA
Enerplus Resources Fund	ERF	ERFu
Ensign Energy Services Inc.	ESI	ESI
Equinox Minerals Ltd.	EQN	EQN
European Goldfields Ltd.	EGU	EGU
Exeter Resource Corporation	XRC	XRC
Extendicare Real Estate Investment Trust	EXE	EXEu
Fairborne Energy Ltd.	FEL	FEL
Finning International Inc.	FTT	FTT
First Quantum Minerals	FM	FM
Fortis Inc.	FTS	FTS
Franco Nevada	FNV	FNV
Fronteer Development Group Inc.	FRG	FRG
Galleon Energy Inc.	GO	GO
Gammon Gold Inc.	GAM	GAM
Garda World Security Corporation	GW	GW
George Weston Limited	WN	WN
Gerdau AmeriSteel Corporation	GNA	GNA
Gildan Activewear Inc.	GIL	GIL
Goldcorp Inc.	G *	G
Gran Tierra Energy Inc.	GTE	GTE
Grande Cache Coal Corporation	GCE	GCE
Great-West Lifeco Inc.	GWO	GWO
Greystar Resources Ltd.	GSL	GSL
Groupe Aeroplan Inc.	AER	AER
H&R Real Estate Investment Trust	HR	HR u
Harry Winston Diamond Corp.	HW	HW
HudBay Minerals Inc.	HBM	HBM
Husky Energy Inc.	HSE *	HSE
IAMGOLD Corporation	IMG	IMG
IESI-BFC Ltd.	BIN	BIN
IGM Financial Inc.	IGM	IGM
IMAX Corporation	IMX	IMX
Imperial Oil Limited	IMO	IMO
Industrial Alliance Insurance and Financial Services Inc.	IAG	IAG
Inmet Mining Corporation	IMN	IMN
Intact Financial Corporation	IFC	IFC

Ivanhoe Mines Ltd.	IVN	IVN
Jaguar Mining Inc.	JAG	JAG
Jinshan Gold Mines Inc.	JIN	JIN
Keegan Resources Inc.	KGN	KGN
Kinross Gold Corporation	K *	K
Legacy Oil + Gas Inc.	LEG	LEG
Loblaw Companies Ltd.	L	L
Lululemon Athletica Inc.	LLL	LLL
Lundin Mining Corp.	LUN	LUN
Magna International Inc	MG	MG.A
Manitoba Telecom Services Inc.	MBT	MBT
Manulife Financial Corporation	MFC *	MFC
MDS Inc.	MDS	MDS
Methanex Corporation	MX	MX
METRO INC.	MRU	MRU.A
Migao Corporation	MGO	MGO
Minefinders Corporation Ltd.	MFL	MFL
Mullen Group Ltd.	MTL	MTL
National Bank of Canada	NA *	NA
New Gold Inc.	NGD	NGD
Nexen Inc.	NXY	NXY
Niko Resources Ltd.	NKO	NKO
NovaGold Resources Inc.	NG	NG
NuVista Energy Limited	NVA	NVA
Onex Corp.	OCX	OCX
Open Text Corp	OTC	OTC
OPTI Canada Inc.	OPC	OPC
Osisko Mining Corp.	OSK	OSK
Pacific Rubiales Energy	PRE	PRE
Paladin Energy Ltd.	PDN	PDN
Pan American Silver Corporation	PAA	PAA
Paramount Resources Ltd.	POU	POU
Pengrowth Energy Trust	PGF	PGFu
Penn West Energy Trust	PWT	PWTu
Petro-Canada Please refer to circular no. 122-09.	SU1	SU1
PetroBakken Energy Ltd.	PBN	PBN
Petrobank Energy & Resources Ltd.	PBG	PBG

Petrominerales Ltd.	PMG	PMG
Potash Corporation of Saskatchewan	POT	POT
Power Corporation of Canada	POW	POW
Power Financial Corporation	PWF	PWF
Precision Drilling Trust	PD	PD
Primaris Retail Real Estate Investment Trust	PMZ	PMZu
ProEx Energy Ltd.	PRQ	PRQ
QLT Inc.	QLT	QLT
Quadra FNX Mining Ltd. Please refer to circular no. 071-10.	QUX - QUX1	QUX - QUX1
Questerre Energy Corporation	QEC	QEC
Red Back Mining Inc.	RBI *	RBI
Research in Motion Limited	RIM	RIM
Resverlogix Corp.	RVX	RVX
RioCan Real Estate Investment Trust	REI	REIu
Ritchie Bros. Auctioneers Incorporated	RBA	RBA
Rogers Communications Inc.	RCI *	RCI.B
Rona Inc.	RON	RON
Royal Bank of Canada	RY *	RY
Rubicon Minerals Corp.	RMX	RMX
Russel Metals Inc.	RUS	RUS
Saputo	SAP	SAP
Seabridge Gold Inc.	SEA	SEA
SEMAFO INC.	SMF	SMF
Shaw Communications Inc.	SJR	SJR.B
Sherritt International Corporation	S	S
Shoppers Drug Mart	SC	SC
Sierra Wireless Inc.	SW	SW
Silver Standard Resources Inc.	SSO	SSO
Silver Wheaton Corp.	SLW	SLW
Silvercorp Metals Inc.	SVM	SVM
Sino-Forest Corporation	TRE	TRE
SNC-Lavalin Group Inc.	SNC	SNC
Sun Life Financial	SLF *	SLF
Suncor Energy Inc.	SU *	SU
Superior Plus Corp.	SPB	SPB
SXC Health Solutions Corp.	SXC	SXC
Talisman Energy Inc.	TLM *	TLM

Taseko Mines Limited	TKO	TKO
Teck Resources Limited. Cl. B	TCK *	TCK.B
TELUS Corporation	T *	T
The Jean Coutu Group (PJC) Inc.	PJC	PJC.A
Theratechnologies Inc.	TH	TH
Thompson Creek Metals Company Inc.	TCM	TCM
Thomson Reuters Corporation	TRI	TRI
Tim Hortons	THI	THI
TMX Group Inc.	X	X
Toronto-Dominion Bank (The)	TD *	TD
TransAlta Corporation	TA	TA
TransCanada Corporation	TRP *	TRP
TransForce Inc.	TFI	TFI
Trican Well Services Inc.	TCW	TCW
Trinidad Drilling Ltd.	TDG	TDG
Uranium One Inc.	UUU	UUU
Uranium Participation Corp.	U	U
Ventana Gold Corp.	VEN	VEN
Vero Energy Inc.	VRO	VRO
Viterra Inc.	VT	VT
Western Coal Corp.	WTN	WTN
WestJet Airlines Ltd.	WJA	WJA
Westport Innovations Inc.	WPT	WPT
Yamana Gold Inc.	YRI *	YRI
Yellow Pages Income Fund	YLO	YLOu